JAPAN OTC EQUITY FUND, INC.

           ____________ Shares of Common Stock Issuable Upon Exercise
                   of Non-Transferable Rights to Subscribe for
                           Such Shares of Common Stock

                            DEALER MANAGER AGREEMENT

                                                              New York, New York
                                                                October 25, 1999

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019

Ladies and Gentlemen:

            Japan OTC Equity Fund, Inc., a Maryland corporation (the "Company") and Nomura Asset Management U.S.A. Inc. (the "Manager") each confirms its agreement with and appointment of PaineWebber Incorporated to act as dealer manager (the "Dealer Manager") in connection with the issuance by the Company to the holders of record at the close of business on October 25, 1999 or such other date as is established as the record date for such purpose (the "Holders") of the shares of common stock, par value $.10 per share, of the Company (the "Common Stock"), of non-transferable rights entitling such Holders to subscribe for an aggregate of ____________shares (each a "Share" and, collectively, the "Shares") of Common Stock (the "Offer"). Pursuant to the over-subscription privilege in connection with the Offer (the "Over-Subscription Privilege"), the Company may, at the discretion of the Board of Directors, including a majority of the independent directors, increase the number of Shares subject to subscription by up to 25%. Pursuant to the terms of the Offer, the Company is issuing each Holder one non-transferable right (each a "Right" and, collectively, the "Rights") for each whole share of Common Stock held by such Holder on the record date set forth in the Prospectus (as defined herein) (the "Record Date"). The Rights entitle Holders to acquire during the subscription period set forth in the Prospectus (as defined herein) (the "Subscription Period"), at the price set forth in the Prospectus (the "Subscription Price"), one Share for each three Rights exercised on the terms and conditions set forth in such Prospectus. No fractional Shares will be issued.

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, on Form N-2 (Nos. 333-87159 and 811-05992) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission thereunder (the "Securities Act Rules and Regulations"), and has filed such amendments to such registration statement on Form N-2, if any, and such amended preliminary prospectuses as may have been required to the date hereof. The Company will prepare and file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement (as amended, if applicable) and the prospectus constituting a part thereof, as from time to time amended or supplemented pursuant to the Securities Act, are herein referred to as the "Registration Statement" and such prospectus is referred to herein as the "Prospectus", except that if any revised prospectus shall be provided to the Dealer Manager by the Company for use in connection with the Offer which differs from the Prospectus on file at the

Commission at the time the Registration Statement becomes effective (whether such revised prospectus is required to be filed by the Company pursuant to Rule 497(b) or Rule 497(h) of the Securities Act Rules and Regulations), the term "Prospectus" shall refer to each such revised prospectus from and after the time it is first provided to the Dealer Manager for such use. Any letters to beneficial owners of the shares of Common Stock of the Company, forms used to exercise rights, any letters from the Company to securities dealers, commercial banks and other nominees and any newspaper announcements, press releases and other offering materials and information that the Company may use, approve, prepare or authorize in writing for use in connection with the Offer, are collectively referred to hereinafter as the "Offering Materials."

      1. Representations and Warranties.

            (a) The Company and the Manager represent and warrant to, and agree with, the Dealer Manager as of the date hereof and as of the date of the commencement of the Offer (such later date being hereinafter referred to as the "Representation Date") and as of the Expiration Date (as defined below) that:

                  (i) The Company meets the requirements for use of Form N-2 under the Securities Act, the Securities Act Rules and Regulations, the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission under the Investment Company Act, (the "Investment Company Act Rules and Regulations"). At the time the Registration Statement becomes effective, the Registration Statement will contain all statements required to be stated therein in accordance with and will comply in all material respects with the requirements of the Securities Act, the Investment Company Act, the Securities Act Rules and Regulations and the Investment Company Act Rules and Regulations (the Securities Act Rules and Regulations and the Investment Company Act Rules and Regulations will together hereinafter be referred to as the "Rules and Regulations") and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. From the time the Registration Statement becomes effective through the expiration date of the Offer set forth in the Prospectus (the "Expiration Date"), the Prospectus (unless the term "Prospectus" refers to a prospectus which has been provided to the Dealer Manager by the Company for use in connection with the Offer which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective, in which case at the time such prospectus is first provided to the Dealer Manager for such use) and the Offering Materials then authorized by the Company for use will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information relating to the Dealer Manager furnished to the Company in writing by the Dealer Manager expressly for use in the Registration Statement or Prospectus.

                  (ii) The Company is registered with the Commission under the
            Investment Company Act as a closed-end, non-diversified, management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission, all required action has been taken under the Securities Act, the Investment Company Act and any state securities laws to make the public offering and consummate the issuance of the Rights and the issuance and sale of the Shares by the Company upon exercise of the Rights, and the provisions of the


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

            Company's articles of incorporation and bylaws comply as to form in all material respects with the requirements of the Investment Company Act and the Investment Company Act Rules and Regulations.

                  (iii) PricewaterhouseCoopers LLP, the accountants who audited the financial statements of the Company set forth or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Securities Act and the Securities Act Rules and Regulations.

                  (iv) The financial statements of the Company set forth or
            incorporated by reference in the Registration Statement and the Prospectus fairly present in all material respects the financial condition of the Company as of the dates indicated in conformity with generally accepted accounting principles; and the information set forth in the Prospectus under the headings "Fee Table" and "Financial Highlights" each presents fairly in all material respects the information stated therein.

                  (v) The Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Maryland, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to do business in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material adverse effect upon the business, properties, financial position or results of operations of the Company. The Company has no subsidiaries.

                  (vi) The Company's authorized capitalization is as set forth in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading "Capital Stock"; the Rights have been duly authorized by all requisite action on the part of the Company for issuance pursuant to the Offer; the Shares have been or, with respect to the Shares to be issued pursuant to the Over-Subscription Privilege, will be duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Company pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus will be validly issued and fully paid and non-assessable; the Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus; and the issuance of each of the Rights and the Shares is not subject to any preemptive rights.

                  (vii) Except as set forth in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, other than in the ordinary course of business, that are material to the Company, (B) there has not been any material change in the capital stock of the Company, or any material adverse change, or to the Company's knowledge any development involving a prospective material adverse change, in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, (C) there has been no dividend or distribution paid or declared in respect of the Company's capital stock and (D) the Company has no outstanding long-term debt.

                  (viii) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company or the Manager, threatened, any action, suit or proceeding


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

            affecting the Company or to which the Company is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company, or which might materially and adversely affect the properties or assets thereof.

                  (ix) There are no contracts or other documents of the Company that are required to be filed as exhibits to the Registration Statement by the Securities Act or the Investment Company Act or by the Rules and Regulations that have not been so filed or incorporated by reference therein as permitted by the Rules and Regulations.

                  (x) This Agreement, the Subscription Rights Agency Agreement
            (the "Subscription Agency Agreement") between the Company and State Street Bank and Trust Company (the "Subscription Agent"), the Management Agreement between the Company and the Manager (the "Management Agreement"), the Custodian Agreement between the Company and State Street Bank and Trust Company (the "Custodian Agreement") and the Registrar, Transfer Agency and Service Agreement between the Company and State Street Bank and Trust Company (the "Transfer Agency and Service Agreement") (collectively, all the foregoing are the "Company Agreements") have been duly authorized, executed and delivered by the Company; the Company Agreements are, assuming due authorization, execution and delivery by the other parties thereto, legal, valid, binding and enforceable obligations of the Company subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy, and the performance of the Company's obligations under the Company Agreements and the consummation of the transactions contemplated therein or in the Registration Statement will not result in a material breach or violation of any of the terms and provisions of, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to any material agreement, indenture, mortgage, lease or other instrument to which the Company is a party or by which it may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the Company's charter or bylaws, or any order, law, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Company Agreements or the Registration Statement, except such as have been obtained, or if the registration statement filed with respect to the Shares is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Investment Company Act, the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities laws.

                  (xi) Each of the Company Agreements complies as to form in all material respects with all applicable provisions of the Investment Company Act.

                  (xii) The Common Stock has been duly listed on the New York
            Stock Exchange and prior to their issuance the Shares will have been approved for listing, subject to official notice of issuance.

                  (xiii) The Company owns or possesses or has obtained all
            material governmental licenses, permits, consents, orders or approvals and other authorizations necessary to lease or own, as the case may be, and to operate its properties and to carry on its business as contemplated in the Prospectus; and there are no Japanese governmental licenses, permits, consents, orders, approvals or other authorizations required to be obtained by the Fund in order for it to own its properties or to carry on its business as contemplated in the Prospectus other than as disclosed in the Prospectus.

                  (xiv) The Company (A) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares, (B) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Company and (C) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of the exercises of Rights pursuant to this Agreement); provided that any action in connection with the Company's -------- ---- dividend reinvestment plan will not be deemed to be within the terms of this Section 1(a)(xiv).

                  (xv) The Company has complied in all previous tax years, and intends to direct the investment of the proceeds of the Offer described in the Registration Statement and the Prospectus in such a manner as to continue to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code"), and is qualified and intends to continue to qualify as a regulated investment company under Subchapter M of the Code.

                  (xvi) The Prospectus and the Offering Materials complied and comply with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations.

                  (xvii) There are no material restrictions, limitations or
            regulations with respect to the ability of the Company to invest its assets as described in the Prospectus other than as described therein.

                  (xviii) No taxes or charges of any kind are or will be payable in or to Japan, or any political subdivision thereof, by the Dealer Manager (except to the extent that the Dealer Manager may do business in Japan) with respect to this Agreement or the purchase and sale of the Shares hereunder.

            (b) The Manager represents and warrants to, and agrees with, the Dealer Manager as of the date hereof, as of the Representation Date and as of the Expiration Date that:

                  (i) The Manager has been duly organized and is validly
            existing as a corporation under the laws of the State of New York, and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly licensed or qualified as a foreign corporation and in good standing to do business in each other jurisdiction in which its ownership of property or the conduct of its business requires such qualification or license, except where the failure to be so qualified would not have a material adverse effect on the Company or the Manager.


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

                  (ii) The Manager is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting under the Management Agreement and the Investment Advisory Agreement for the Company as contemplated by the Prospectus.

                  (iii) Each of this Agreement, the Management Agreement and the
            Investment Advisory Agreement has been duly authorized, executed and delivered by the Manager; the Management Agreement and the Investment Advisory Agreement are, assuming due authorization, execution and delivery by the other parties thereto, legal, valid, binding and enforceable obligations of the Manager, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by the Manager of its obligations under such agreements and the consummation of the transactions therein contemplated to be consummated by the Manager will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any material agreement or instrument to which the Manager is a party or and by which it is bound or to which any of the property of the Manager is subject, the charter or bylaws of the Manager, or any order, rule or regulation of any court or governmental agency or body, stock exchange or securities association having jurisdiction over the Manager or any of its properties or operations.

                  (iv) Except as set forth in the Prospectus, there is not
            pending or, to the knowledge of the Manager, threatened, any action, suit or proceeding to which the Manager is a party before or by any court or governmental agency or body, which is likely to have a material adverse effect upon the Company or upon the ability of the Manager to perform its obligations under the Management Agreement and the Investment Advisory Agreement.

                  (v) The Manager (i) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares, (ii) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Company and
            (iii) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of exercises of Rights pursuant to this Agreement); provided that any action in connection with the Company's dividend reinvestment plan will not be deemed to be within the terms of this
            Section 1(b)(v).

                  (vi) The Manager owns, possesses or has obtained and currently maintains all material governmental licenses, permits, consents, orders, approvals and other authorizations ("Authorizations") as are necessary for it to carry on its business as set forth in and contemplated by the Prospectus except where the failure to obtain such Authorizations would not have a material adverse effect on the ability of the Manager to perform its obligations under the Management Agreement or the Investment Advisory Agreement.

                  (vii) The description of the Manager and its business in the
            Registration Statement and the Prospectus complies with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

                  (viii) There are no material restrictions, limitations or
            regulations with respect to the ability of the Company to invest its assets as described in the Prospectus other than as may be described therein.

                  (ix) The Shares have not been, and will not be, registered under the Securities and Exchange Law of Japan; and accordingly the Manager will not directly or indirectly offer or sell any Shares in Japan or to, or for the benefit of, any resident of Japan, or otherwise directly or indirectly reoffer or resell any Shares in Japan or to, or for the benefit of, any resident of Japan (except in compliance with the Securities and Exchange Law of Japan and all other applicable laws and regulations of Japan).

                  (x) No consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body is required for the consummation by the Manager of the transactions contemplated by this Agreement, the Management Agreement, the Investment Advisory Agreement or any other Company Agreement to which the Manager is a party, except where the failure to obtain such consent, approval, authorization, notification, or order, or make such filing would not have a material adverse effect on the business, properties, financial position, or operations of the Manager.

                  (xi) Nomura Asset Management Co., Ltd. (the "Investment
            Adviser") has been duly organized and is validly existing as a corporation under the laws of Japan, and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly licensed or qualified to do business in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification or license, except where the failure to be so qualified would not have a material adverse effect on the Company or the Investment Adviser.

                  (xii) The Investment Adviser is duly registered as an
            investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting under the Investment Advisory Agreement for the Company as contemplated by the Prospectus.

                  (xiii) Each of this Agreement and the Investment Advisory
            Agreement between the Manager and the Investment Adviser (the "Investment Advisory Agreement") has been duly authorized, executed and delivered by the Investment Adviser; the Investment Advisory Agreement is, assuming due authorization, execution and delivery by the other parties thereto, a legal, valid, binding and enforceable obligation of the Investment Adviser, subject as to enforcement to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and the performance by the Investment Adviser of its obligations under such agreements and the consummation of the transactions therein contemplated to be consummated by the Investment Adviser will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any material agreement or instrument to which the

            Investment Adviser is a party or and by which it is bound or to which any of the property of the Investment Adviser is subject, the constitutive documents of the Investment Adviser, or any order, rule or regulation of any court or governmental agency or body, stock exchange or securities association having jurisdiction over the Investment Adviser or any of its properties or operations.

                  (xiv) Except as set forth in the Prospectus, there is not
            pending or, to the knowledge of the Manager, threatened, any action, suit or proceeding to which the Investment Adviser is a party before or by any court or governmental agency or body, which is likely to have a material adverse effect upon the Company or upon the ability of the Investment Adviser to perform its obligations under the Investment Advisory Agreement.

                  (xv) The Investment Adviser (i) has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares, (ii) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, shares of Common Stock of the Company and (iii) will not, until the later of the expiration of the Rights or the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company (except for the solicitation of exercises of Rights pursuant to this Agreement); provided that any action in connection with the Company's dividend reinvestment plan will not be deemed to be within the terms of this Section 1(b)(v).

                  (xvi) The Investment Adviser owns, possesses or has obtained and currently maintains all material Authorizations as are necessary for it to carry on its business as set forth in and contemplated by the Prospectus except where the failure to obtain such Authorizations would not have a material adverse effect on the ability of the Investment Adviser to perform its obligations under the Investment Advisory Agreement.

                  (xvii) The description of the Investment Adviser and its
            business in the Registration Statement and the Prospectus complies with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

                  (xviii) No consent, approval, authorization, notification or order of, or filing with, any court or governmental agency or body is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement, the Investment Advisory Agreement or any other Company Agreement to which the Investment Adviser is a party, except where the failure to obtain such consent, approval, authorization, notification, or order, or make such filing would not have a material adverse effect on the business, properties, financial position, or operations of the Investment Adviser.

            (c) Any certificate required by this Agreement that is signed by any officer of the Company, the Manager or the Investment Adviser and delivered to the Dealer Manager or counsel for the Dealer Manager shall be deemed a representation and warranty by the Company, the Manager or the Investment Adviser, as the case may be, to the Dealer Manager, as to the matters covered thereby.

      2. Agreement to Act as Dealer Manager.

            (a) On the basis of the representations and warranties contained herein, and subject to the terms and conditions of the Offer:

                  (i) The Company hereby appoints the Dealer Manager and other soliciting dealers entering into a Soliciting Dealer Agreement, in the form attached hereto as Exhibit A, with the Dealer Manager (the "Soliciting Dealers"), to solicit, in accordance with the Securities Act, the Investment Company Act and the Exchange Act, and their customary practice, the exercise of the Rights, subject to the terms and conditions of this Agreement, the procedures described in the Registration Statement and, where applicable, the terms and conditions of such Soliciting Dealer Agreement; and

                  (ii) The Company agrees to furnish, or cause to be furnished, to the Dealer Manager lists, or copies of those lists, showing the names and addresses of, and number of shares of Common Stock held by, Holders as of the Record Date, and the Dealer Manager agrees to use such information only in connection with the Offer, and not to furnish the information to any other person except for securities brokers and dealers that have been requested by the Dealer Manager to solicit exercises of Rights.

            (b) The Dealer Manager agrees to provide to the Company, in addition to the services described in paragraph (a) of this Section 2, financial advisory and marketing services in connection with the Offer. No advisory fee, other than the fees provided for in Section 3 of this Agreement and the reimbursement of the Dealer Manager's out-of-pocket expenses as described in Section 5 of this Agreement, will be payable by the Company to the Dealer Manager in connection with the financial advisory and marketing services provided by the Dealer Manager pursuant to this Section 2(b).

            (c) The Company and the Dealer Manager agree that the Dealer Manager is an independent contractor with respect to the solicitation of the exercise of Rights and the performance of financial advisory and marketing services to the Company contemplated by this Agreement.

            (d) The Dealer Manager agrees to perform those services with respect to the Offer as are customarily performed by the Dealer Manager in connection with offers of a like nature, including (but not limited to) using its reasonable best efforts to solicit the exercise of Rights pursuant to the Offer and in communicating with the Soliciting Dealers. In soliciting the exercise of Rights, (i) the Dealer Manager shall not be deemed to be acting as the agent of the Company other than pursuant to this Agreement or as the agent of any Soliciting Dealer and (ii) no Soliciting Dealer shall be deemed to be acting as the agent of the Dealer Manager. It is understood that the Dealer Manager is being engaged hereunder solely to provide the services described above on behalf of the Company and that the Dealer Manager is not acting as an agent or fiduciary of the equity holders of the Company or any other third party in connection with its engagement hereunder.

            (e) In rendering the services contemplated by this Agreement, neither the Dealer Manager nor any affiliate thereof will be subject to any liability to the Company, the Manager or the Investment Adviser or any of their affiliates, for any losses, claims, damages, liabilities or expenses arising from any act or omission on the part of any securities broker or dealer (except with respect to the Dealer Manager acting in such capacity) or any other person and the Dealer Manager will not be liable for acts or omissions in performing its obligations under this Agreement or otherwise in connection with the Offer, except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the willful misfeasance, bad faith or gross negligence of the Dealer Manager or by reason of the reckless disregard of the obligations and duties of the Dealer Manager under this Agreement.

      3. Dealer Manager and Solicitation Fees. In full payment for the financial advisory, marketing, and soliciting services rendered and to be rendered hereunder by the Dealer Manager, the Company agrees to pay the Dealer Manager a fee (the "Dealer Manager Fee") equal to 3.75% of the aggregate Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege. In full payment for the soliciting efforts to be rendered, the Dealer Manager agrees to reallow soliciting fees (the "Soliciting Fees") to Soliciting Dealers equal to 2.50% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights and the Over-Subscription Privilege. The Dealer Manager agrees to pay the Soliciting Fees to the broker dealers designated on the applicable portion of the form used by the Holder to exercise Rights and the Over-Subscription Privilege, and if no broker-dealer is so designated pursuant to the terms of the Soliciting Dealer Agreement, then the Dealer Manager shall retain such Soliciting Fees for Shares issued pursuant to the exercise of Rights and Over-Subscription Privilege. Payment to the Dealer Manager by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payment will be made on each date on which the Company issues Shares after the Expiration Date. Payment to a Soliciting Dealer will be made by check to an address identified by such broker-dealer. Such payments shall be made on or before the tenth business day following each date on which the Company issues Shares after the Expiration Date.

      4. Covenants of the Company and the Manager.

            (a) The Company covenants with the Dealer Manager as follows:

                  (i) The Company will use its best efforts to cause the
            Registration Statement to become effective under the Securities Act, and will advise the Dealer Manager promptly as to the time at which the Registration Statement and any amendments thereto (including any post-effective amendment) becomes so effective.

                  (ii) The Company will notify the Dealer Manager immediately, and confirm the notice in writing, (A) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (E) of the suspension of the qualification of the Shares or the Rights for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order described in subsection (D) hereunder and, if any such stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (iii) The Company will give the Dealer Manager notice of its intention to file any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Dealer Manager in connection with the Offer, which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether such revised prospectus is required to be filed pursuant to Rule 497(b) or Rule 497(h) of the Securities Act Rules and Regulations), whether pursuant to the Investment Company Act, the Securities Act, or otherwise, and will furnish the Dealer Manager with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement to which the Dealer Manager or counsel for the Dealer Manager shall reasonably object.

                  (iv) The Company will, without charge, deliver to the Dealer
            Manager, as soon as practicable, the number of copies (one of which is manually executed) of the Registration Statement as originally filed and of each amendment thereto as it may reasonably request, in each case with the exhibits filed therewith.

                  (v) The Company will, without charge, furnish to the Dealer
            Manager, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Dealer Manager may reasonably request for the purposes contemplated by the Securities Act or the Securities Act Rules and Regulations.

                  (vi) If any event shall occur as a result of which it is
            necessary, in the reasonable opinion of counsel for the Dealer Manager, to amend or supplement the Registration Statement or the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a Holder, the Company will forthwith amend or supplement the Prospectus by preparing and filing with the Commission (and furnishing to the Dealer Manager a reasonable number of copies of) an amendment or amendments of the Registration Statement or an amendment or amendments of or a supplement or supplements to, the Prospectus (in form and substance satisfactory to counsel for the Dealer Manager), at the Company's expense, which will amend or supplement the Registration Statement or the Prospectus so that the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a Holder, not misleading.

                  (vii) The Company will endeavor, in cooperation with the
            Dealer Manager and its counsel, to assist such counsel to qualify the Rights and the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Dealer Manager may designate and maintain such qualifications in effect for the duration of the Offer; provided, however, that the Company will not be obligated to file any general consent to service of process, or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Rights and the Shares have been qualified as above provided.

                  (viii) The Company will make generally available to its
            security holders as soon as practicable, but no later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Rules and Regulations) covering a twelve-month period beginning not later than the first day of the Company's second fiscal quarter following the "effective" date (as defined in said Rule 158) of the Registration Statement.

                  (ix) For a period of 180 days from the date of this Agreement, the Company will not, without the prior consent of the Dealer Manager, directly or indirectly sell, offer to sell, enter into any agreement to sell, or otherwise dispose of, any equity or equity related securities of the Company or securities convertible into such securities, other than the Shares and the Common Stock issued in reinvestment of dividends or distributions.

                  (x) The Company will apply the net proceeds from the Offer as set forth under "Use of Proceeds" in the Prospectus.

                  (xi) The Company will use its best efforts to cause the Shares to be duly authorized for listing by the New York Stock Exchange prior to the time the Shares are issued.

                  (xii) The Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code.

                  (xiii) The Company will advise or cause the Subscription Agent to advise the Dealer Manager and each Soliciting Dealer from day to day during the period of, and promptly after the termination of, the Offer, as to the names and addresses of all Holders exercising Rights, the total number of Rights exercised by each Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Soliciting Dealer, the number of Rights exercised on exercise forms indicating the Dealer Manager or such Soliciting Dealer, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request; and will notify the Dealer Manager and each Soliciting Dealer, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for the Dealer Manager and each Soliciting Dealer, the number of Rights exercised on exercise forms indicating the Dealer Manager or such Soliciting Dealer, as the case may be, as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Manager may reasonably request.

            (b) The Company and the Manager will not take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares; provided that any action in connection with the Company's dividend reinvestment plan will not be deemed to be within the meaning of this Section 4(b).

            (c) The Company and the Manager agree that, except as required by applicable law, any reference to the Dealer Manager in any Offering Materials or any other document or communication prepared, approved or authorized by the Company or the Manager in connection with the Offer is subject to the prior approval of the Dealer Manager, provided that if such reference to the Dealer Manager is required by applicable law, the Company or the Manager agree to notify the Dealer Manager within a reasonable time prior to such use.

      5. Payment of Expenses.

            (a) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Shares and exercise forms relating to the Rights, (iii) the fees and disbursements of the Company's counsel (including the fees and disbursements of local counsel) and accountants, (iv) the qualification of the Rights and the Shares under securities laws in accordance with the provisions of Section 4(a)(vii) of this Agreement, including filing fees and the preparation of the Blue Sky Letter by counsel to the Dealer Manager (not to exceed $2,500), (v) the printing or other production and delivery to the Dealer Manager of copies of the Registration Statement as originally filed and of each amendment thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and other production and delivery of copies of the Blue Sky Letter, (vii) the fees and expenses incurred with respect to filing with the National Association of Securities Dealers, Inc., (viii) the fees and expenses incurred in connection with the listing of the Shares on the New York Stock Exchange, (ix) the printing or other production, mailing and delivery expenses incurred in connection with the Prospectus and the Offering Materials, (x) the fees and expenses incurred with respect to the Subscription Agent and the Information Agent, (xi) all fees, if any, payable to the Dealer Manager and Soliciting Dealers as reimbursement for their customary mailing and handling expenses in forwarding materials related to the Offer to their customers and (xii) all other fees and expenses (excluding the announcement, if any, of the Offer in The Wall Street Journal) incurred in connection with or relating to the Offer.

            (b) In addition to any fees that may be payable to the Dealer Manager under this Agreement, the Company agrees to reimburse the Dealer Manager upon request made from time to time for its reasonable expenses incurred in connection with its activities under this Agreement, including the reasonable fees and disbursements of its legal counsel (excluding Blue Sky fees and expenses which are paid directly by the Company), in an amount up to $100,000.

            (c) If this Agreement is terminated by the Dealer Manager in accordance with the provisions of Section 6 or Section 9(a)(i), 9(a)(ii) or 9(a)(iii), the Company agrees to reimburse the Dealer Manager for all of its reasonable out-of-pocket expenses incurred in connection with its performance hereunder, including the reasonable fees and disbursements of counsel for the Dealer Manager. In the event the transactions contemplated hereunder are not consummated, the Company agrees to pay all of the costs and expenses set forth in paragraphs (a) and (b) of this Section 5 which the Company would have paid if such transactions had been consummated.

      6. Conditions of Dealer Manager's Obligations. The obligations of the Dealer Manager hereunder are subject to the accuracy of the representations and warranties of the Company and the Manager contained herein, to the performance by the Company and the Manager of their respective obligations hereunder, and to the following further conditions:

            (a) The Registration Statement shall have become effective not later than 5:30 P.M., on the Representation Date, or at such later time and date as may be approved by the Dealer Manager; the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 497(b), (d) or (h), as the case may be, under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company, the Manager or the Dealer Manager, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

            (b) On the Representation Date and the Expiration Date, the Dealer Manager shall have received:

            (1) The favorable opinion, dated the Representation Date and the Expiration Date, of Brown & Wood LLP, counsel for the Company, the Manager and the Investment Adviser, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that:

                  (i) the Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Maryland, the Manager has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, and each has full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation in each jurisdiction wherein it owns or leases material properties or conducts material business, except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material adverse risk to the business, properties, financial position or results of operations of the Company or the Manager;

                  (ii) the Company's authorized capitalization is as set forth in the Prospectus under the heading "Capital Stock;" the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and conform in all material respects to the description thereof in the Prospectus under the heading "Capital Stock"; the Rights have been duly authorized by all requisite action on the part of the Company for issuance pursuant to the Offer; the Shares have been or, with respect to the Shares to be issued pursuant to the Over-Subscription Privilege, will be, duly authorized by all requisite action on the part of the Company for issuance and sale pursuant to the terms of the Offer and, when issued and delivered by the Company pursuant to the terms of the Offer against payment of the consideration set forth in the Prospectus, will be validly issued and fully paid and non-assessable; the Shares and the Rights conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus; and the issuance of each of the Rights and the Shares is not subject to any preemptive rights under the charter or bylaws of the Company or, to such counsel's knowledge, otherwise. The outstanding Common Stock has been duly listed on the New York Stock Exchange and the Shares have been duly authorized for listing subject to official notice of issuance, on the New York Stock Exchange;

                  (iii) to the best knowledge of such counsel, there is no
            pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company of a character required to be disclosed in the Registration Statement or the Prospectus which is not adequately disclosed therein, and there is no contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed or incorporated by reference as an exhibit which is not described or filed or incorporated by reference as required; to the knowledge of such counsel, except as set forth in the Prospectus, there is not pending or threatened, any action, suit or proceeding to which the Manager is a party before or by any court or governmental agency or body or any arbitrator, which might result in any material adverse effect upon the Company or upon the ability of the Manager to perform its obligations under the Management Agreement;

                  (iv) the statements in the Prospectus under the heading
            "Taxes", insofar as such statements describe or summarize United States tax laws, treaties, doctrines or practices, provide an accurate description thereof as of the date of the Prospectus;

                  (v) the Registration Statement has become effective under the
            Securities Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Investment Company Act and the Rules and Regulations;

                  (vi) this Agreement has been duly authorized, executed and delivered by the Company and the Manager and, assuming due authorization, execution and delivery by the other parties hereto, is a legal, valid, binding and enforceable obligation of the Company and the Manager, subject to the qualification that the enforceability of the obligations of the Company and the Manager hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and subject to the qualification that the right to indemnity and contribution hereunder may be limited by Federal or state laws; the Subscription Agency Agreement, the Management Agreement, the Custodian Agreement and the Transfer Agency and Service Agreement have been duly authorized, executed and delivered by the Company and the Manager, as the case may be, and comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act, and assuming due authorization, execution and delivery by the other parties thereto, are legal, valid, binding and enforceable obligations, if any, of the Company and the Manager, subject to the qualification that the enforceability of the obligations, if any, of the Company and the Manager thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

                  (vii) the Investment Advisory Agreement complies in all
            material respects with all applicable provisions of the Investment Company Act and the Advisers Act, and assuming due authorization, execution and delivery by the parties thereto, and assuming it is enforceable under Japanese law, is a legal, valid, binding and enforceable obligation of the Manager and the Investment Adviser, subject to the qualification that the enforceability of the obligations of the Manager and the Investment Adviser thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

                  (viii) no consent, approval, authorization or order of any court or governmental agency or body is required under Maryland corporate law, the laws of New York or Federal law or, to the best of such counsel's knowledge, the laws of any other jurisdiction in the United States, for the consummation by the Company of the transactions contemplated in the Company Agreements, except (A) such as have been obtained under the Securities Act, the Exchange Act, the Investment Company Act, or from the New York Stock Exchange, (B) such as may be required under the blue sky laws of any jurisdiction in connection with the transactions contemplated hereby and (C) such other approvals as have been obtained or the failure to have obtained will not have a material adverse effect on the Company or its ability to perform its obligations under the Company Agreements;

                  (ix) neither the issuance of the Rights, nor the issuance and sale of the Shares by the Company, nor the consummation by the Company and the Manager of any other of the transactions contemplated in the Company Agreements or the Prospectus nor the fulfillment by the Company and the Manager of the terms of the Company Agreements will conflict with, result in a breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Manager pursuant to the charter or bylaws of the Company or the Manager, to the knowledge of such counsel, the terms of any material agreement, indenture, mortgage, lease or other instrument to which the Company or the Manager is a party or bound or to which any of the property or assets of the Company or the Manager is subject, or any order of which such counsel has knowledge, law, rule or regulation applicable to the Company or the Manager of any United States court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Manager or any of their properties;

                  (x) neither the issuance of the Rights, nor the issuance and sale of the Shares by the Company, nor the consummation by the Investment Adviser of any other of the transactions contemplated in the Investment Advisory Agreement or the Prospectus nor the fulfillment by the Investment Adviser of the terms of the Investment Advisory Agreement will conflict with, result in a breach of, or constitute a default under any order of which such counsel has knowledge, law, rule or regulation applicable to the Investment Adviser of any United States court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Investment Adviser or any of its properties;

                  (xi) the Company is registered with the Commission under the
            Investment Company Act as a closed-end, non-diversified management investment company, all required action has been taken under the Securities Act and the Investment Company Act to make the Offer and consummate the issuance of the Rights and the issuance and sale of the Shares by the Company upon exercise of the Rights, and the provisions of the Company's charter and bylaws comply as to form in all material respects with the requirements of the Investment Company Act and the Investment Company Act Rules and Regulations;

                  (xii) each of the Manager and the Investment Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such Acts, from acting as a manager or an investment adviser, as the case may be, for the Company as contemplated in the Prospectus, the Management Agreement and the Investment Advisory Agreement;

                  (xiii) to the knowledge of such counsel, each of the Manager and the Investment Adviser owns, possesses or has obtained and currently maintains all material Authorizations under New York or United States law as are necessary for the Manager and the Investment Adviser to perform their obligations, if any, under the Management Agreement and the Investment Advisory Agreement as set forth in and contemplated by the Prospectus except where the failure to obtain such Authorizations would not have a material adverse effect on the Manager or the Investment Advisor; and

                  (xiv) the Offering Materials comply as to form in all material respects with the requirements of the Securities Act, the Investment Company Act and the Rules and Regulations; for the purpose of this paragraph, Offering Materials shall be those items that the Fund has certified to Brown & Wood LLP constitute Offering Materials, such as to include the Prospectus wrapper, the warning letter to beneficial owners of the shares of Common Stock of the Company, and press releases that the Company may use, approve, prepare or authorize in writing for use in connection with the Offer.

In rendering such opinion, Brown & Wood LLP may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company, the Manager and the Investment Adviser and public officials.

            Any required filing of the Prospectus or any supplement thereto pursuant to Rule 497(b), (d) or (h) required to be made to the date hereof has been made in the manner and within the time period required by Rule 497(b), (d) or (h), as the case may be. Such counsel shall also have stated that, while they have not themselves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in paragraphs (ii) and (iv) above, in the course of their review and discussion of the contents of the Registration Statement and Prospectus with certain officers and employees of the Company and its independent accountants and others, no facts have come to their attention which cause them to believe that the Registration Statement as of the effective date thereof or the Prospectus, as of the effective date thereof and as of the Representation Date and the Expiration Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein (and in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, or, if there has been any supplement to the Prospectus made by the Company, that any such supplement, at the date of such supplement and on the Representation Date and Expiration Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion or belief as to financial statements, schedules or other financial data included therein or excluded therefrom).

            (2) The favorable opinion, dated the Representation Date and the Expiration Date, of Hamada & Matsumoto, Japanese counsel for the Company, in form and substance satisfactory to counsel for the Dealer Manager, to the effect that, under existing Japanese laws and regulations:

                  (i) the Investment Adviser has been duly organized and is
            validly existing as a corporation under the laws of Japan, and has full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                  (ii) no consent, approval, authorization or order of any court or governmental agency or body is required under the laws of Japan for the issuance of the Rights, the issuance and sale of the Shares by the Company or for the consummation by the Company of the transactions contemplated in the Company Agreements based on the representations and warranties contained herein;

                  (iii) such counsel does not know of any Japanese statutes, regulations or legal or governmental proceedings materially affecting the operation of the Company as contemplated in the Prospectus and which would be material to an investor considering an investment in the Company, except as are described in the Prospectus;

                  (iv) the statements in the Prospectus, including, without
            limitation, the statements under the headings "Taxes - Japanese Taxes," "The Japanese OTC Market - Regulation of the Japanese OTC Market," "Risk Factors and Special Considerations," "Japanese Foreign Investment and Exchange Control Laws" and "Japanese Foreign Exchange and Foreign Trade Law," insofar as such statements describe or summarize Japanese laws, treaties, doctrines or practices, provide an accurate description thereof as of the date of the Prospectus;

                  (v) no taxes or charges of any kind are or will be payable in or to Japan, or any political subdivision thereof, by the Dealer Manager with respect to the Company Agreements or for the issuance of the Rights and the issuance and sale of the Shares by the Company assuming all such agreements are signed outside of Japan and such issuance of Rights and the issuance and sale of the Shares are made outside of Japan;

                  (vi) to the best knowledge of such counsel (without making any investigation), there is no pending or threatened action, suit or proceeding in Japan before any court or governmental agency, authority or body or any arbitrator involving the Company, which questions the validity of the Company Agreements.

                  (vii) the Investment Advisory Agreement has been duly
            authorized, executed and delivered by the Investment Adviser;

                  (viii) neither the performance by the Investment Adviser of its obligations under the Investment Advisory Agreement nor the consummation of the transactions contemplated herein or therein nor the fulfillment of the terms hereof or thereof will conflict with, or result in a breach of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Investment Adviser pursuant to the constitutive documents of the Investment Adviser or, to the knowledge of such counsel (based on such investigation as we have deemed appropriate), the terms of any material agreement, indenture, mortgage, lease or other instrument to which the Investment Adviser is a party or is bound or to which any of its property or assets is subject, which conflict, breach or default would have a material adverse effect on the ability of the Investment Adviser to carry out its obligations under such agreements, or any Japanese law, order of which such counsel has knowledge, rule or regulation applicable to the Investment Adviser of any Japanese court, regulatory body, administrative agency, governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations; no consent, approval, authorization or order of any court or governmental agency or body is required under the laws of Japan in connection with the execution, performance and delivery of the Investment Advisory Agreement by the Investment Adviser; and

                  (ix) to the knowledge of such counsel (based on such
            investigation as we have deemed appropriate), the Investment Adviser owns, possesses or has obtained and currently maintains all material Authorizations under Japanese law as are necessary for the Investment Adviser to perform its obligation under the Investment Advisory Agreement as set forth in and contemplated by the Prospectus except where the failure to obtain such Authorizations would not have a material adverse effect on the Investment Adviser.

In rendering such opinion, Hamada & Matsumoto may rely (A) as to matters involving the application of laws of any jurisdiction other than Japan to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are satisfactory to counsel for the Dealer Manager and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company, the Manager and the Investment Adviser and public officials.

            Such counsel shall also have stated that, while they have not themselves checked the accuracy and completeness of or otherwise verified, and are not passing upon and assume no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in paragraph (iv) above, in the course of their participation in the preparation of the contents of the Registration Statement and Prospectus, no facts relating to Japanese laws, treaties, legal doctrines or legal practices have come to their attention which cause them to believe that the Registration Statement as of the effective date thereof or the Prospectus, as of the effective date thereof and as of the Representation Date and the Expiration Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no opinion or belief as to financial statements, schedules or other financial data included therein or excluded therefrom).

            (c) The Dealer Manager shall have received from Rogers & Wells LLP, counsel for the Dealer Manager, such opinion or opinions, dated the Representation Date and the Expiration Date, with respect to the offer, the Registration Statement, the Prospectus and other related matters as the Dealer Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (d) The Company shall have furnished to the Dealer Manager a certificate of the Company, signed by the President or a Vice President of the Company, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that, to the best of his knowledge:

                  (i) the representations and warranties of the Company in this
            Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date, as the case may be; and

                  (ii) no stop order suspending the effectiveness of the
            Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened.

                  (iii) since the date of the most recent balance sheet included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business, prospects, net worth or results of operations of the Company (excluding fluctuations in the Company's net asset value due to investment activities in the ordinary course of business), except as set forth in or contemplated in the Prospectus.

            (e) The Manager shall have furnished to the Dealer Manager a certificate, signed by its Chairman or other senior officer, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate has read the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and, to the best knowledge of such signer, (i) the representations and warranties of the Manager in this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, (ii) the Manager has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date and (iii) as of the Representation Date or the Expiration Date, as the case may be, the Registration Statement did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and on such Representation Date or the Expiration Date, the Prospectus and any Offering Materials did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the date of the Prospectus, no event has occurred which should have been set forth in a supplement to, or amendment of, the Prospectus which has not been set forth in such a supplement or amendment.

            (f) The Investment Adviser shall have furnished to the Dealer Manager a certificate, signed by its Chairman or other senior officer, dated the Representation Date and the Expiration Date, to the effect that the signer of such certificate has read the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and, to the best knowledge of such signer, (i) the representations and warranties of the Manager as they relate to the Investment Adviser in this Agreement are true and correct in all material respects on and as of the Representation Date or the Expiration Date, as the case may be, with the same effect as if made on the Representation Date or the Expiration Date, (ii) the Investment Adviser has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Representation Date or the Expiration Date and
(iii) as of the Representation Date or the Expiration Date, as the case may be, the portions of the Prospectus relating to Japan, the Japanese OTC Market, the description of the Investment Adviser and the statements under the heading "Investment Objective and Policies" did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, since the date of the Prospectus, no event has occurred which should have been set forth in a supplement to, or amendment of, the Prospectus which has not been set forth in such a supplement or amendment.

            (g) PricewaterhouseCoopers LLP shall have furnished to the Dealer Manager a letter, dated the Representation Date and the Expiration Date, in form and substance satisfactory to the Dealer Manager, and stating in effect that:

                  (i) they are independent accountants with respect to the
            Company within the meaning of the Securities Act and the applicable Rules and Regulations;

                  (ii) in their opinion, the audited financial statements
            examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Investment Company Act and the respective Rules and Regulations;

                  (iii) they have performed specified procedures, not
            constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial or accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that at the date of the latest available financial statements read by such accountants, or at a subsequent specified date not more than five days prior to the Representation Date or the Expiration Date, as the case may be, there was any change in the capital stock, net assets or absence of long-term debt of the Company as compared with amounts shown on the audited financial statements included or incorporated by reference in the Prospectus, except as the Prospectus discloses has occurred or may occur or as disclosed in their letter;

                  (iv) in addition to the procedures referred to in clause (iii)
            above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data, financial information and financial statements appearing in the Registration Statement, which have previously been specified by the Dealer Manager and which shall be specified in such letter, and have compared such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.

            (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6, or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Dealer Manager, so material and adverse as to make it impractical or inadvisable to proceed with the Offer as contemplated by the Registration Statement and the Prospectus.

            (i) Prior to the Representation Date and the Expiration Date, the Company shall have furnished to the Dealer Manager such further information, certificates and documents as the Dealer Manager may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Dealer Manager and its counsel, this Agreement and all obligations of the Dealer Manager hereunder may be canceled at, or at any time prior to, the Representation Date by the Dealer Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

      7. Indemnification and Contribution.

            (a) Each of the Company and the Manager, jointly and severally, will indemnify and hold harmless the Dealer Manager, the directors, officers, employees and agents of the Dealer Manager and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred to which the Dealer Manager, or any such person, may become subject under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act or other federal or state statutory law or regulation, at common law or otherwise insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or Offering Materials, or any amendment or supplement to the Registration Statement, the Prospectus or Offering Materials, or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement, the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed with the Commission,
(ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by the Dealer Manager in connection with, or relating in any manner to, the Rights or the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor the Manager shall be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Dealer Manager through its bad faith, willful misconduct, gross negligence or intentional failure to perform substantially the obligations and duties of the Dealer Manager under this Agreement); provided that neither the Company or the Manager will be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by the Dealer Manager and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Dealer Manager furnished in writing to the Company by the Dealer Manager expressly for inclusion in the Registration Statement or the Prospectus. Notwithstanding the foregoing, nothing in this
Section 7 shall be construed as to require the Company and the Manager to indemnify the Dealer Manager solely for a violation by the Dealer Manager of any applicable rules and regulations. This indemnity agreement will be in addition to any liability that the Company or the Manager might otherwise have.

            (b) The Dealer Manager will indemnify and hold harmless the Company and the Manager, each person, if any, who controls the Company or the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company or the Manager to the Dealer Manager, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Dealer Manager furnished in writing to the Company by the Dealer Manager expressly for use in the Registration Statement or Prospectus, such information being as set forth in
Section 7(h) hereof. This indemnity will be in addition to any liability that the Dealer Manager might otherwise have; provided, however, that in no case shall the Dealer Manager be liable or responsible for any amount in excess of the fees and commissions received by the Dealer Manager.

            (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission to so notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provision of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, disbursements and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction (in addition to local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 7(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees, disbursements and other charges of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraph of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Manager or the Dealer Manager, the Company, the Manager and the Dealer Manager will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Manager from persons other than the Dealer Manager, such as persons who control the Company or the Manager within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company, the Manager and the Dealer Manager may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Manager on the one hand and the Dealer Manager on the other. The relative benefits received by the Company and the Manager (treated jointly for this purpose as one person) on the one hand and the Dealer Manager on the other hand shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total fees received by the Dealer Manager, in each case as set forth on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only such relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Manager (treated jointly for this purpose as one person) on the one hand and the Dealer Manager on the other hand with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage in respect thereof, as well as any other relevant equitable considerations with respect to the Offering. Such relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Manager or the Dealer Manager, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Manager and the Dealer Manager agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to in this
Section 7(d) shall be deemed to include, for purposes of this Section 7(d) any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Dealer Manager shall not be required to contribute any amount in excess of the fees received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). Except for a settlement entered into pursuant to the last sentence of Section 7(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent shall not be unreasonably withheld).

            (e) The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company and the Manager contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Dealer Manager,
(ii) acceptance of Shares and payment therefor or (iii) any termination of this Agreement.

            (f) Notwithstanding any other provisions in this Section 7, no party shall be entitled to indemnification or contribution under this Agreement against any loss, claim, liability, expense or damage arising by reason of such person's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of such person's reckless disregard of such person's obligations and duties hereunder.

            (g) The Company and the Manager agree to indemnify each Soliciting Dealer and controlling persons to the same extent and subject to the same conditions and to the same agreements, including with respect to contribution, provided for in subsections 7(a), 7(b), 7(c), 7(d), 7(e) and 7(f).

            (h) The Company and the Manager acknowledge that the statements under the caption "THE OFFER--Distribution Arrangements" in the Prospectus constitute the only information furnished in writing to the Company by the Dealer Manager expressly for use in such document, and the Dealer Manager confirms that such statements are correct in all material respects.

      8. Representations, Warranties and Agreements to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Manager and of the Dealer Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of Dealer Manager, the Manager or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares pursuant to the Offer; provided, however, that following delivery and payment for the Shares, the remedies against the Manager for breach of its representations and warranties shall, in the absence of fraudulent misrepresentation by the Manager, be limited to those available pursuant to Section 7 hereof. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

      9. Termination of Agreement.

            (a) This Agreement shall be subject to termination in the absolute discretion of the Dealer Manager, by notice given to the Company prior to the expiration of the Offer, if prior to such time (i) financial, political, economic, currency or banking conditions in the United States shall have undergone any material change the effect of which on the financial markets makes it, in the Dealer Manager's judgment, impracticable to proceed with the Offer,
(ii) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the Dealer Manager's judgment, impracticable to proceed with the Offer, (iii) trading in the shares of Common Stock shall have been suspended by the Commission or the New York Stock Exchange, (iv) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or (v) a banking moratorium shall have been declared either by Federal, or New York State authorities.

            (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5.

      10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Dealer Manager, will be mailed, delivered or telegraphed and confirmed to PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019; or if sent to the Company or the Manager, will be mailed, delivered or telegraphed and confirmed to them at 180 Maiden Lane, New York, New York 10038.

      11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and will inure to the benefit of the officers and directors and controlling persons referred to in
Section 7 hereof, and no other person will have any right or obligation hereunder.

      12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereof.

      13. Consent to Jurisdiction; Waiver of Jury Trial. The Company and the Manager hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the borough of Manhattan, State of New York in respect of any action, proceeding or counterclaim and irrevocably agree that all claims and defenses in respect of any such suit, action or proceeding may be heard and determined in any such court. The Company, the Manager and the Dealer Manager each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement.

      14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Manager and the Dealer Manager.

                                    Very truly yours,


                                    Japan OTC Equity Fund, Inc.

                                    By:
                                        ------------------------------------
                                        Name:
                                        Title:


                                    Nomura Asset Management U.S.A. Inc.

                                        ------------------------------------
                                        Name:
                                        Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

PaineWebber Incorporated
    as Dealer Manager

By:
    -------------------------------
    Name:
    Title:

                                                                       R&W DRAFT
                                                                        10/18/99

                                                                       Exhibit A

                           JAPAN OTC EQUITY FUND, INC.

                   Rights Offering for Shares of Common Stock

                           SOLICITING DEALER AGREEMENT

             THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                       NOVEMBER 19, 1999, UNLESS EXTENDED

To Securities Dealers and Brokers:

            Japan OTC Equity Fund, Inc., a Maryland corporation (the "Fund"), is issuing to its stockholders of record ("Holders") as of the close of business on October 25, 1999 (the "Record Date") non-transferable rights ("Rights") to subscribe for an aggregate of up to ____________ shares (the "Shares") of common stock, par value $0.10 per share (the "Common Stock"), of the Fund upon the terms and subject to the conditions set forth in the Fund's Prospectus (the "Prospectus"), dated ____________, 1999 (the "Offer"). Each such Holder is being issued one Right for each full share of Common Stock owned on the Record Date (except that any Holder who owns fewer than three Rights will be able to subscribe for one full Share pursuant to the primary subscription). Such Rights entitle Holders to acquire during the Subscription Period (as hereinafter defined) at the Subscription Price (as hereinafter defined), one Share for each three Rights, on the terms and conditions set forth in such Prospectus. No fractional shares will be issued. Any Holder who fully exercises all Rights initially issued to such Holder (other than those Rights that cannot be exercised because they represent the right to acquire less than one Share) will be entitled to subscribe for, subject to allocation, additional Shares (the "Over-Subscription Privilege") on the terms and conditions set forth in such Prospectus. Pursuant to the Over-Subscription Privilege, the Fund may, at its discretion, increase the number of Shares subject to subscription by up to 25%. The Subscription Price will be 95% of the lower of (1) the average of the last reported sales price per share on the New York Stock Exchange (the "NYSE") for the five trading days ending with the day the offer expires and (2) the NAV as of the close of trading on the NYSE on that day. The Subscription Period will commence on October 25, 1999 and end at 5:00 p.m., New York City time on the Expiration Date (the term "Expiration Date" means November 19, 1999 unless the Fund shall, in its sole discretion, have extended the period for which the Offer is open, in which event the term "Expiration Date" with respect to the Offer will mean the latest time and date on which the Offer, as so extended by the Fund, will expire).

            For the duration of the Offer, the Fund has authorized and the Dealer Manager has agreed to reallow a Solicitation Fee to any qualified broker or dealer executing a Soliciting Dealer Agreement who solicits the exercise of Rights and the Over-Subscription Privilege in connection with the Offer and who complies with the procedures described below (a "Soliciting Dealer"). Upon timely delivery to State Street Bank and Trust Company, the Fund's Subscription Agent for the Offer, of payment for Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and of properly completed and executed documentation as set forth in this Soliciting Dealer Agreement, a Soliciting Dealer will be entitled to receive the Solicitation Fee equal to 2.50% of the Subscription Price per Share so purchased; provided, however, that no payment shall be due with respect to the issuance of any Shares until payment therefor is actually received. A qualified broker or dealer is a broker or dealer which is a member of a registered national securities exchange in the United States or the National Association of Securities Dealers, Inc. ("NASD") or any foreign broker or dealer not eligible for membership who agrees to conform to the Rules of Fair Practice of the NASD, including Sections 2730, 2740, 2420 and 2750 thereof, in making solicitations in the United States to the same extent as if it were a member thereof.

            The Fund has authorized the payment of, and the Dealer Manager has agreed to pay, the Solicitation Fees payable to the undersigned Soliciting Dealer, and the Fund has agreed to indemnify such Soliciting Dealer on the terms set forth in the Dealer Manager Agreement, dated October 25, 1999, among PaineWebber Incorporated ("PaineWebber") as the dealer manager (the "Dealer Manager"), the Fund and Nomura Asset Management U.S.A. Inc. (the "Dealer Manager Agreement"). Solicitation and other activities by Soliciting Dealers may be undertaken only in accordance with the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Compensation will not be paid for solicitations in any state or other jurisdiction in which the opinion of counsel to the Fund or counsel to the Dealer Manager, such compensation may not lawfully be paid. No Soliciting Dealer shall be paid Solicitation Fees with respect to Shares purchased pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account or for the account of any affiliate of the Soliciting Dealer. No Soliciting Dealer or any other person is authorized by the Fund or the Dealer Manager to give any information or make any representations in connection with the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Fund through the Dealer Manager. No Soliciting Dealer is authorized to act as agent of the Fund or the Dealer Manager in any connection or transaction. In addition, nothing herein contained shall constitute the Soliciting Dealers partners with the Dealer Manager or with one another, or agents of the Dealer Manager or of the Fund, or create any association between such parties, or shall render the Dealer Manager or the Fund liable for the obligations of any Soliciting Dealer. Except as provided above with respect to Solicitation Fees, the Dealer Manager shall be under no liability to make any payment to any Soliciting Dealer, and shall be subject to no other liabilities to any Soliciting Dealer, and no obligations of any sort shall be implied.

            In order for a Soliciting Dealer to receive Solicitation Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 p.m., New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege designating the Soliciting Dealer in the applicable portion thereof and full payment for such Shares; or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent of a properly completed and duly executed Soliciting Dealer Agreement and a Subscription Certificate designating the Soliciting Dealer in the applicable portion hereof. In the case of a Notice of Guaranteed Delivery, Solicitation Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected. Solicitation Fees will be paid by the Dealer Manager to the Soliciting Dealer by check to an address designated by the Soliciting Dealer below by the tenth business day following each date on which the Fund issues Shares after the Expiration Date with respect to which such Subscription Certificates were received.

            All questions as to the form, validity and eligibility (including time of receipt) of this Soliciting Dealer Agreement will be determined by the Dealer Manager, in its sole discretion, which determination shall be final and binding. Unless waived, any irregularities in connection with a Soliciting Dealer Agreement or delivery thereof must be cured within such time as the Fund shall determine. None of the Fund, the Dealer Manager, the Subscription Agent, the Information Agent for the Offer, Corporate Investor Communications, Inc. or any other person will be under any duty to give notification of any defects or irregularities in any Soliciting Dealer Agreement or incur any liability for failure to give such notification.

            The acceptance of Solicitation Fees from the Dealer Manager by the undersigned Soliciting Dealer shall constitute a representation by such Soliciting Dealer to the Dealer Manager that: (i) it has received and reviewed the Prospectus; (ii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the applicable rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations were made, and the applicable rules and regulation of any self-regulatory organization or registered national securities exchange; (iii) in soliciting purchases of Shares pursuant to the exercise of the Rights and the Over-Subscription Privilege, it has not published, circulated or used any soliciting materials other than the Prospectus and any other authorized solicitation material furnished by the Fund through the Dealer Manager; (iv) it has not purported to act as agent of the Fund or the Dealer Manager in any connection or transaction relating to the Offer; (v) the information contained in this Soliciting Dealer Agreement is, to its best knowledge, true and complete; (vi) it is not affiliated with the Fund;
(vii) it will not accept Solicitation Fees paid by the Dealer Manager pursuant to the terms hereof with respect to Shares purchased by the Soliciting Dealer pursuant to an exercise of Rights and the Over-Subscription Privilege for its own account; (viii) it will not remit, directly or indirectly, any part of Solicitation Fees paid by the Fund pursuant to the terms hereof to any beneficial owner of Shares purchased pursuant to the Offer; and (ix) it has agreed to the amount of the Solicitation Fees and the terms and conditions set forth herein with respect to receiving such Solicitation Fees. By returning a Soliciting Dealer Agreement and accepting Solicitation Fees, a Soliciting Dealer will be deemed to have agreed to indemnify and hold harmless, to the fullest extent permitted by law, the Fund, the Dealer Manager, the directors, officers, employees and agents of the Fund and the Dealer Manager and each person, if any, who controls the Fund and the Dealer Manager within the meaning of Section 15 of the Act and Section 20 of the Exchange Act (the "Indemnified Persons") against losses, claims, damages and liabilities, joint or several (including, but not limited to, any and all investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or preceding or any claim asserted) to which the Indemnified Persons may become subject to as a result of the breach of such Soliciting Dealer's representations made herein and described above. In making the foregoing representations, the Soliciting Dealer is reminded of the possible applicability of the anti-manipulation rules under the Exchange Act if it has bought, sold, dealt in or traded in any Shares for its own account since the commencement of the Offer.

            Upon expiration of the Offer, no Solicitation Fees will be payable to Soliciting Dealers with respect to Shares purchased thereafter.

            Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.

            This Soliciting Dealer Agreement will be governed by the laws of the State of New York.

            EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDINGS.

            Please execute this Soliciting Dealer Agreement below accepting the terms and conditions hereof and confirming that you are a member firm of the NASD or a foreign broker or dealer not eligible for membership who has conformed to the Rules of Fair Practice of the NASD, including Sections 2730, 2740, 2420 and 2750 thereof, in making solicitations of the type being undertaken pursuant to the Offer in the United States to the same extent as if you were a member thereof, and certifying that you have solicited the purchase of the Shares pursuant to exercise of the Rights, all as described above, in accordance with the terms and conditions set forth in this Soliciting Dealer Agreement. Please forward two executed copies of this Soliciting Dealer Agreement to PaineWebber Incorporated, Attn: Santhosh Chandra, 1285 Avenue of the Americas, New York, New York 10019; Telephone No.: (212) 713-8578 and Facsimile No.: (212) 713-4205.

            A signed copy of this Soliciting Dealer Agreement will be promptly returned to the Soliciting Dealer at the address set forth below.

                                          Very truly yours,

                                          PaineWebber Incorporated


                                          By:
                                             ------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------

PLEASE COMPLETE THE INFORMATION BELOW

------------------------------------      --------------------------------------
Printed Firm Name                         Address

--------------------------------------------------------------------------------
Contact at Soliciting Dealer

------------------------------------      --------------------------------------
Authorized Signature                      Area Code and Telephone Number

------------------------------------      --------------------------------------
Name and Title                            Facsimile Number

Dated:
      -------------------

Payment of the Solicitation Fee shall be mailed by check to the following address:

-----------------------------------

-----------------------------------

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